SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 19, 2013

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Completion of Spin-off

On November 19, 2013 (the “Effective Date”), the previously announced spin-off of Ashford Hospitality Prime, Inc. (“Ashford Prime”) from Ashford Hospitality Trust, Inc. (the “Company”) was completed. On November 20, 2013, Ashford Prime began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “AHP”. The Company remains listed on the NYSE under the ticker symbol “AHT”. Ashford Prime is now an independent publicly-traded real estate investment trust (“REIT”) focused on investing in high RevPAR full-service and urban select-service hotels and resorts located predominantly in domestic and international gateway markets. Ashford Prime is externally advised by Ashford Hospitality Advisors LLC, a subsidiary of the Company (the “Advisor”).

The Company completed the spin-off with a pro-rata taxable distribution of Ashford Prime’s common stock to the Company’s stockholders of record as of November 8, 2013 (the “Record Date”). One share of Ashford Prime’s common stock was distributed to stockholders of record for every five shares of the Company’s common stock held by such stockholders on the Record Date.

In connection with the spin-off, the Company and its subsidiaries entered into or amended several definitive agreements with Ashford Prime, Remington Lodging and Hospitality LLC, a property management company owned by Mr. Monty J. Bennett, the Company’s chief executive officer and chairman, and his father, Mr. Archie Bennett, Jr., chairman emeritus of Ashford Trust (“Remington”), and certain other parties, that, among other things, provide a framework for relationships with Ashford Prime and Remington after the spin-off, including the following agreements:

•	Fifth Amended and Restated Agreement of Limited Partnership

•	First Amendment to Hotel Master Management Agreement dated effective as of August 29, 2003 between Ashford TRS (as defined below) and Remington

•	First Amendment to Hotel Master Management Agreement dated effective as of September 29, 2006 between Ashford TRS and Remington

•	First Amendment to the Mutual Exclusivity Agreement dated August 29, 2003 between Ashford Trust OP (as defined below), the Company and Remington

•	Advisory Agreement between Ashford Prime, Ashford Hospitality Prime Limited Partnership (“Ashford Prime OP”) and the Advisor

•	Right of First Offer Agreement with Ashford Prime

•	Option Agreement granting Ashford Prime the option to acquire the Pier House Resort & Spa

•	Option Agreement granting Ashford Prime the option to acquire the Crystal Gateway Marriott

•	Registration Rights Agreement with Ashford Hospitality Limited Partnership and the Advisor

Each of the above agreements are filed with this Form 8-K as exhibits. Each of the below summaries are qualified in their entirety by the actual agreements filed with this Form 8-K.

Fifth Amended and Restated Agreement of Limited Partnership

The Company conducts its business and owns substantially all of its assets through an operating partnership, Ashford Hospitality Limited Partnership (“Ashford Trust OP”). The Fifth Amended and Restated Agreement of Limited Partnership of Ashford Trust OP (the “Partnership Agreement”) was entered into on the Effective Date, in connection with the consummation of the spin-off. Ashford Trust OP is a Delaware limited partnership, and a wholly-owned subsidiary of the Company is the sole general partner of this partnership.

The Partnership Agreement was amended and restated in connection with the spin-off to authorize the distributions and recapitalization of common partnership units in Ashford Trust OP necessary to effect the spin-off. The Partnership Agreement was also amended and restated to (i) amend the formula for calculating the adjustment to be made to the Ashford Trust OP partners’ capital accounts, which is made not less than annually, by using the “Carrying Value” of properties owned by Ashford Trust OP (i.e., with respect to any property, the adjusted basis of such property for federal income tax purposes as of the time of determination, except in certain circumstances set forth in the Partnership Agreement) rather than the fair market value of such properties, (ii) allow the general partner of Ashford Trust OP to grant a security interest in or pledge its interest in Ashford Trust OP to secure debt for borrowed money or any guaranty thereof, and (iii) make other immaterial amendments that were intended to clarify certain language used in the Partnership Agreement.

The Partnership Agreement is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Master Management Amendments

On the Effective Date, Ashford TRS Corporation (“Ashford TRS”) entered into a First Amendment to Hotel Master Management Agreement dated effective as of August 29, 2003 between Ashford TRS and Remington (the “2003 Master Management Amendment”) and a First Amendment to Hotel Master Management Agreement dated effective as of September 29, 2006 between Ashford TRS and Remington (the “2006 Master Management Amendment,” and together with the 2003 Master Management Amendment, the “Master Management Amendments”). The Master Management Amendments each provide that the incentive fee, if any, for each hotel will be equal to the lesser of (i) 1% of gross revenues and (ii) the amount by which the actual house profit (i.e., gross operating profit of the applicable hotel before deducting management fees or franchise fees) exceeds the target house profit as set forth in the annual operating budget approved for the applicable fiscal year.

Pursuant to each of the Master Management Amendments, Remington may enroll employees of each of the hotels managed by Remington into a self-insured medical and health benefit plan (a “Plan”), and all hotels managed by Remington, regardless of whether such hotels are managed by different TRS lessee subsidiaries of the Company (each a “TRS Lessee,” and collectively, the “TRS Lessees”), may be consolidated under one Plan. To the extent that employee premiums do not cover the costs of Remington attributable to administration of the Plan(s) (“Plan Costs”), the applicable TRS Lessees for each hotel will be responsible, pro rata, for the portion of the Plan Costs exceeding the employee premiums attributable to the applicable hotels. The TRS Lessees will be required to establish and maintain certain reserves equal to a percentage of estimated Plan Costs that may be drawn upon by Remington. In connection with the termination of the Hotel Master Management Agreement dated effective as of August 29, 2003 between Ashford TRS and Remington (the “2003 Master Management Agreement”) or the Hotel Master Management Agreement dated effective as of September 29, 2006 between Ashford TRS and Remington (the “2006 Master Management Agreement,” and together with the 2003 Master Management Agreement, the “Master Management Agreements”), the Master Management Amendments provide that the Plan costs will be included in the employee related termination costs and that Remington may require anticipated reserve shortfalls as a result of certain contingent expenses associated with the termination of the Plans to be corrected at or shortly after the termination date.

In addition, the 2006 Master Management Amendment provides that any hotels that are not managed by Remington (each a “Non-Managed Hotel,” and collectively, the “Non-Managed Hotels”) will be made subject to the terms and provisions of the 2006 Master Management Agreement that expressly relate to project management and project related services for Non-Managed Hotels effective upon the execution of an addendum to the 2006 Master Management Agreement, which is attached as an exhibit to the 2006 Master Management Amendment, unless (i) the independent directors of the Company unanimously vote not to hire Remington, (ii) based on special circumstances or past performance, if a majority of the independent directors of the Company vote not to engage Remington because they have determined, in their reasonable business judgment, that it would not be in the Company’s best interest to engage Remington or that another manager or developer could perform the duties materially better for a particular property or (iii) a Non-Managed Hotel is subject to a management agreement pursuant to which the manager thereunder has the right to provide project management work and/or project related services and such manager has elected to do so. In addition, the Company will not be required to hire Remington to the extent that the Company, or its subsidiaries, do not have the ability to control the disposition of project management work, including capital improvements and major repositionings (“Project Management Work”) and/or project related services (“Project Related Services”) for such Non-Managed Hotels. The Company will pay Remington a project management fee for the Project Management Work performed by Remington for any Non-Managed Hotel and will pay a market services fee for Project Related Services performed by Remington for any Non-Managed Hotel, each in accordance with the terms of the 2006 Master Management Agreement.

The 2003 Master Management Amendment and the 2006 Master Management Amendment are filed with this Form 8-K as Exhibits 10.2 and 10.3, respectively, and each is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual amendments.

Mutual Exclusivity Amendment

On the Effective Date, the Company entered into the First Amendment to a Mutual Exclusivity Agreement dated August 29, 2003 between Ashford Trust OP, the Company and Remington (the “Mutual Exclusivity Amendment”). Pursuant to the Mutual Exclusivity Amendment, the Company and its subsidiaries agree to subordinate their rights of first refusal to purchase any lodging-related investments identified by Remington with respect to any properties that satisfy Ashford Prime’s initial investment guidelines. However, if Ashford Prime modifies its investment guidelines without the consent of Remington and the Company such that Ashford Prime’s investment guidelines conflict with the Company’s investment guidelines, then the Company’s agreement to subordinate its interests will be terminated. Although the Company has agreed to subordinate its rights of first refusal for certain investment opportunities as set forth above, the Mutual Exclusivity Amendment requires that Remington continue to provide written notice of all investment opportunities to the Company, including an additional notice if an investment opportunity accepted by Ashford Prime lapses or is not closed in accordance with the terms of the Mutual Exclusivity Agreement between Ashford Prime and the Advisor.

The Mutual Exclusivity Amendment is attached hereto as Exhibit 10.4 and is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the actual amendment.

Advisory Agreement

On the Effective Date, the Advisor entered into an Advisory Agreement (the “Advisory Agreement”), with Ashford Prime, which, among other things, provides for the day to day management of Ashford Prime by the Advisor. The Advisory Agreement requires the Advisor to manage the day-to-day operations of Ashford Prime and all affiliates in conformity with Ashford Prime’s investment guidelines, which may be modified or supplemented by Ashford Prime’s board of directors from time to time except that Ashford Prime’s investment guidelines cannot be revised in a manner that is directly competitive with the Company.

The Advisor may not act as an external advisor for an entity with investment guidelines substantially similar to Ashford Prime’s, as initially set forth in the Advisory Agreement. However, the Advisor will be permitted to have other advisory clients, which may include other REITs operating in the real estate industry. The Advisory Agreement has an initial five-year term and will be automatically renewed for one-year terms thereafter unless terminated either by Ashford Prime or the Advisor.

Ashford Prime is required to pay the Advisor a quarterly base fee equal to 0.70% per annum of the total enterprise value of Ashford Prime, subject to a minimum quarterly base fee, as payment for managing the day-to-day operations of Ashford Prime and its subsidiaries in conformity with Ashford Prime’s investment guidelines. Ashford Prime is also required to pay the Advisor an incentive fee that is based on Ashford Prime’s performance as compared to Ashford Prime’s peer group. In addition, Ashford Prime is obligated to pay directly or reimburse the Advisor, on a monthly basis, for all expenses the Advisor or its affiliates pay or incur on behalf of Ashford Prime or in connection with the services provided to Ashford Prime by the Advisor pursuant to the Advisory Agreement, which includes Ashford Prime’s pro rata share of the office overhead and administrative expenses of the Advisor incurred in providing its duties under the Advisory Agreement. The Advisor is also entitled to receive a termination fee from Ashford Prime under certain circumstances equal to three times the sum of the average annual base and incentive fees for the 24-month period immediately preceding the termination. Additionally, if there is a change of control transaction conditioned upon the termination of the Advisory Agreement, Ashford Prime has the right to terminate the Advisory Agreement upon the payment of a termination fee that is calculated based on the net earnings of the Advisor attributable to the Advisory Agreement, plus a gross-up amount for assumed federal and state tax liability, based on an assumed tax rate of 40%.

Pursuant to the Advisory Agreement, Ashford Prime acknowledges that the Advisor’s personnel will continue to advise the Company and may also advise other businesses in the future, and will not be required to present Ashford Prime with investment opportunities that the Advisor determines are outside of Ashford Prime’s initial investment guidelines and within the investment guidelines of another business advised by the Advisor. To the extent the Advisor deems an investment opportunity suitable for recommendation, the Advisor must present Ashford Prime with any such investment opportunity that satisfies Ashford Prime’s initial investment guidelines, but will have discretion to determine which investment opportunities satisfy Ashford Prime’s initial investment guidelines. Any new individual investment opportunities that satisfy Ashford Prime’s investment guidelines will be presented to Ashford Prime’s board of directors, which will have up to 10 business days to accept any such opportunity prior to it being available to the Company or any other business advised by the Advisor. However, if Ashford Prime’s board of directors materially changes Ashford Prime’s investment guidelines without the written consent of the Advisor, the Advisor will not have an obligation to present investment opportunities to Ashford Prime at any time thereafter, regardless of any subsequent modifications by Ashford Prime to its investment guidelines. Instead, the Advisor will be obligated to use its best judgment to allocate investment opportunities to Ashford Prime and other entities it advises, taking into account such factors as the Advisor deems relevant, in its discretion, subject to any then-existing obligations of the Advisor to such other entities.

Portfolio investment opportunities (the acquisition of two or more properties in the same transaction) are treated differently under the Advisory Agreement. If the portfolio cannot be equitably divided by asset type and acquired on the basis of such asset types in satisfaction of each such entity’s investment guidelines, the Advisor will be required to allocate investment opportunities between the Company, Ashford Prime and any other businesses advised by the Advisor in a fair and equitable manner, consistent with such entities’ investment objectives. In making this determination, the Advisor, using substantial discretion, will consider the investment strategy and guidelines of each entity with respect to acquisition of properties, portfolio concentrations, tax consequences, regulatory restrictions, liquidity requirements, financing and other factors deemed appropriate by the Advisor. In making the allocation determination, the Advisor has no obligation to make any investment opportunity available to Ashford Prime.

The Advisory Agreement is filed with this Form 8-K as Exhibit 10.5 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Right of First Offer Agreement

On the Effective Date, the Company entered into a Right of First Offer Agreement with Ashford Prime (the “Right of First Offer Agreement”), whereby, among other things, the Company granted Ashford Prime the rights, subject to certain conditions and limitations, to obtain certain named properties and other future properties acquired by the Company that meet Ashford Prime’s existing investment guidelines. The hotels currently held by the Company and subject to the right of first offer are as follows:

Hotel Property	Location
Crowne Plaza Beverly Hills	Beverly Hills, CA
Embassy Suites Crystal City	Arlington, VA
Crowne Plaza Key West	Key West, FL
Hyatt Coral Gables	Coral Gables, FL
One Ocean Jacksonville	Jacksonville, FL
Houston Embassy Suites	Houston, TX
Portland Embassy Suites	Portland, OR
Ritz-Carlton Atlanta*	Atlanta, GA
Hilton Boston Back Bay*	Boston, MA
Courtyard Boston Downtown*	Boston, MA
The Churchill*	Washington, D.C.
The Melrose*	Washington, D.C.

*	These hotels are owned by a joint venture in which the Company holds an approximate 72% common equity interest and a $25.0 million preferred equity interest. To the extent the Company has the opportunity to acquire the entire interest in these hotels or controls the right to sell these hotels, the Right of First Offer Agreement will extend to these properties.

The Right of First Offer Agreement will provide Ashford Prime the first right to acquire each of the subject hotels, to the extent the board of directors of the Company determines to market and sell the hotel, subject to any prior rights of the managers of the hotel or other third parties and limitations associated with certain of the Company’s hotels held in a joint venture. In addition, so long as Ashford Prime does not materially change its initial investment guidelines without the written consent of the Advisor, the Right of First Offer Agreement will extend to hotels later acquired by the Company that satisfy Ashford Prime’s initial investment guidelines.

If the Company decides to offer for sale an asset that fits Ashford Prime’s investment guidelines, it must give Ashford Prime written notice describing the sale terms and granting Ashford Prime the right to purchase the asset at a purchase price equal to the price set forth in the offer. Ashford Prime will have 30 days to agree to the terms of the sale, failing which the Company will be free to sell the asset to any person upon substantially the same terms as those contained in the written notice for 180 days, but not for a price less than 95% of the offered purchase price. If during such 180-day period, the Company desires to accept an offer that is not on substantially the same terms as those contained in the written notice or that is less than 95% of the offered purchase price, the Company must give Ashford Prime written notice of the new terms and Ashford Prime will have 10 days in which to agree to the terms of the sale. If the Company does not close on the sale or refinancing of the asset within 180 days following the expiration of the initial 30-day period, the right to purchase the asset will be reinstated on the same terms.

Likewise, Ashford Prime has agreed to give the Company a right of first offer with respect to any properties that Ashford Prime acquires in a portfolio transaction, to the extent Ashford Prime’s board determines it is appropriate to market and sell such assets and Ashford Prime controls the disposition and provided that such assets satisfy the Company’s investment guidelines. Any such right of first offer granted to the Company will be subject to certain prior rights, if any, granted to the managers of the related properties or other third parties. The Right of First Offer Agreement has an initial term of 10 years and is subject to automatic one year renewal periods unless one party notifies the other that it does not intend to renew the agreement.

The Right of First Offer Agreement may be terminated by either party (i) upon a default of the other party upon giving notice of such default and the defaulting party fails to cure within 45 days subject to certain exclusions, and (ii) if the other party experiences specified bankruptcy events. Also, if Ashford Prime materially modifies its initial investment guidelines without consent of the Company (which consent may be withheld in its sole discretion), Ashford Prime’s right of first refusal for any assets owned or later acquired by the Company and its affiliates, other than the initial assets subject to the Right of First Offer Agreement, will terminate unless otherwise agreed by the parties. Further, the agreement will automatically terminate upon a termination of the Advisory Agreement or upon a change of control of either the Company or Ashford Prime, excluding any change of control that may occur as a result of a spin-off, carve-out, split-off or other similar event.

The Right of First Offer Agreement is filed with this Form 8-K as Exhibit 10.6 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Option Agreement granting Ashford Prime the option to acquire the Pier House Resort & Spa

On the Effective Date, the Company entered into an Option Agreement with respect to the Pier House Resort & Spa (the “Pier House Option Agreement”) whereby, subject to certain terms and conditions, the Company granted Ashford Prime the right to purchase the Pier House Resort & Spa from the Company. Specifically, the Pier House Resort Option Agreement provides that Ashford Prime will have an 18-month option to acquire the Pier House Resort & Spa for an initial purchase price of $92.3 million (which is the price the Company paid when it acquired the property in May 2013 plus the out of pocket costs incurred by the Company in connection with the acquisition and subsequent financing), plus the cost of any owner funded capital improvements made by the Company prior to Ashford Prime’s acquisition of the hotel. The purchase price (excluding any amount attributable to owner funded capital expenditures) will increase by 1% six months following Effective Date and will increase an additional 1% 12 months following the Effective Date. The purchase price for the Pier House Resort & Spa is payable in cash or common units of Ashford Prime OP, at the option of the Company.

The Pier House Option Agreement is filed with this Form 8-K as Exhibit 10.7 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Option Agreement granting Ashford Prime the option to acquire the Crystal Gateway Marriott

On the Effective Date, the Company entered into an Option Agreement with respect to the Crystal Gateway Marriott (the “Crystal Gateway Option Agreement”) whereby, subject to certain terms and conditions, the Company granted Ashford Prime the right to purchase the Crystal Gateway Marriott from the Company. The Crystal Gateway Option Agreement provides Ashford Prime with an option to acquire the Crystal Gateway Marriott beginning six months following the Effective Date and extending for 12 months from the Effective Date. The purchase price will be equal to the fair market value at the time the option is exercised, based on an appraisal process. The purchase price for the Crystal Gateway Marriott is payable only in common units of Ashford Prime OP.

The Crystal Gateway Option Agreement is filed with this Form 8-K as Exhibit 10.8 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Registration Rights Agreements

On the Effective Date, the Company entered into a Registration Rights Agreement with Ashford Hospitality Limited Partnership, Ashford Trust’s operating partnership (“Ashford Trust OP”), and the Advisor (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission on the first anniversary of the Effective Date, and thereafter use its efforts to have such registration statement declared effective, covering the continuous resale of the shares of common stock issuable, at the Company’s option, to the Ashford Trust OP and the Advisor, upon redemption of common units. The Company may, at its option, satisfy its obligation to prepare and file a resale registration statement by filing a registration statement registering the issuance by the Company of shares of the Company’s common stock under the Securities Act of 1933, as amended (other than shares issued to affiliates) to holders of common units upon redemption.

Pursuant to the Registration Rights Agreement, the Company has also agreed to file a registration statement with respect to the Company’s common stock if Ashford Trust OP, Advisor or any successor to Ashford Trust OP or Advisor, requests such a registration, provided Ashford Trust OP, Advisor or any successor to Ashford Trust OP or Advisor, requests registration of at least 100,000 shares of common stock, and provided that only one such registration may occur each year and no more than two such registrations may occur in total. Upon such request, the Company will use commercially reasonable efforts to have the registration statement declared effective. In addition, unless the shelf registration is effective, Ashford Trust OP and Advisor will have “piggyback” registration rights, subject to certain volume and marketing limitations imposed by the underwriter of the offering with respect to which the rights are exercised.

The Company will bear expenses incident to the registration requirements other than any selling commissions, Securities and Exchange Commission or state securities registration fees, and transfer taxes or certain other fees or taxes relating to such shares.

The Registration Rights Agreement is filed with this Form 8-K as Exhibit 10.9 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets. On the Effective Date, the previously announced spin-off of Ashford Prime from the Company was completed. In connection with the spin-off, (i) Ashford Trust contributed to Ashford Prime all of the equity interests in the entities owning eight initial hotel properties that now form the initial portfolio of Ashford Prime (the “Properties”), including the working capital associated with such properties plus a cash sum of approximately $145.3 million, in exchange for shares of common stock of Ashford Prime and common units in Ashford Prime OP; and (ii) Ashford TRS Corporation, a subsidiary of the Company, sold to Ashford Prime TRS Corporation, a subsidiary of Ashford Prime, all of the equity interests it held in various taxable REIT subsidiaries that currently lease six of the Properties in exchange for a cash payment of $6.0 million. Additionally, Ashford Prime, along with Ashford Prime OP, agreed to assume the obligations of the Company and Ashford Trust OP, respectively, arising under any and all guarantees in favor of lenders, managers or franchisors, relating to any debt or other contractual obligations of the entities owning Properties or their respective subsidiaries.

The Company completed the spin-off by a pro-rata taxable distribution of Ashford Prime’s common stock to the Company’s stockholders of record on the Record Date. One share of Ashford Prime’s common stock was distributed to stockholders of record for every five shares of the Company’s common stock held by such stockholders on the Record Date.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Fifth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated November 19, 2013

10.2	First Amendment to the Hotel Master Management Agreement dated August 29, 2003, effective November 19, 2013

10.3	First Amendment to the Hotel Master Management Agreement dated September 29, 2006, effective November 19, 2013

10.4	First Amendment to the Mutual Exclusivity Agreement between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and Remington Lodging and Hospitality LLC, dated November 19, 2013

10.5	Advisory Agreement between Ashford Hospitality Prime, Inc., Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Advisors LLC, dated November 19, 2013

10.6	Right of First Offer Agreement between Ashford Hospitality Trust, Inc. and Ashford Hospitality Prime, Inc., dated November 19, 2013

10.7	Option Agreement Pier House Resort by and between Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Limited Partnership with respect to the Properties Entities, and Ashford TRS Corporation and Ashford Prime TRS Corporation with respect to the TRS Entity, dated November 19, 2013

10.8	Option Agreement Crystal Gateway Marriott by and between Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Limited Partnership with respect to the Properties Entities, and Ashford TRS Corporation and Ashford Prime TRS Corporation with respect to the TRS Entity, dated November 19, 2013

10.9	Registration Rights Agreement by and between Ashford Hospitality Prime, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC, dated November 19, 2013

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2013

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel